Exhibit 21.1

Name	Jurisdiction of Incorporation or Organization
Evercore Advisors L.L.C.	Delaware
Evercore GP Holdings L.L.C.	Delaware
Evercore Group Holdings L.P.	Delaware
Evercore Group Holdings L.L.C.	Delaware
Evercore Group L.L.C.	Delaware
Evercore LP	Delaware
Evercore ISI International Limited	England and Wales
Evercore Partners Limited	England and Wales
Evercore Partners International L.L.P	England and Wales
Evercore Partners Services East L.L.C.	Delaware
Evercore Wealth Management L.L.C.	Delaware
Evercore Holdings Limited	England and Wales
Evercore Trust Company, N.A.	New York
Evercore Asia Limited	Hong Kong
Evercore Brasil Participacoes LTDA	Brazil
Evercore Partners Canada Ltd.	Canada
Evercore Asia (Singapore) Pte. Ltd.	Singapore
Evercore BD Investco LLC	Delaware
Evercore Group Services Limited	England and Wales
Evercore GmbH	Germany
Evercore (Japan) Ltd.	Japan
Evercore Consulting (Beijing) Co. Ltd.	China
Evercore Advisory (Middle East) Limited	Dubai
Evercore Israel L.L.C.	Delaware
Evercore Europe & Middle East Holdco LLC	Delaware
EMEA Holdco Limited	England and Wales